Exhibit n.

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-163888 on Form N-2 / A of Zea Capital Fund LLC of our report dated June 11, 2010 relating to our audit of the financial statements, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
July 30, 2010